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                                                                    Exhibit 99.6
REVOCABLE PROXY

                        ALIGN-RITE INTERNATIONAL, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF SHAREHOLDERS



          The undersigned shareholder of Align-Rite International, Inc., a California corporation ("Align-Rite"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated December 6, 1999, and hereby appoints James L. MacDonald and Petar Katurich and each of them, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Align-Rite to be held January 14, 2000 at 10 a.m., California time, at the Burbank Hilton Hotel, 2500 Hollywood Way, Burbank, California 91505, and at any adjournments or postponements thereof, and to vote shares of the Align-Rite common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below:

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

          THE ALIGN-RITE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 15, 1999 (THE "MERGER AGREEMENT"), BY AND AMONG ALIGN-RITE, AL ACQUISITION CORP., A CALIFORNIA CORPORATION, AND PHOTORONICS, INC., A CONNECTICUT CORPORATION.

1. To approve and adopt the Merger Agreement and the transactions contemplated thereunder.

          [_] FOR          [_] AGAINST           [_] ABSTAIN

2. Upon such other business as may properly come before the Align-Rite Special Meeting or any adjournments or postponements thereof, as determined by a majority of Align-Rite's Board of Directors.

                               (SEE REVERSE SIDE)
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          THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
WILL BE VOTED FOR THE PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON
SUCH OTHER MATTERS AS THEY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION), FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE MERGER AGREEMENT AND THE MERGER (UNLESS THIS PROXY IS DIRECTED TO VOTE AGAINST THE MERGER AGREEMENT).

          The undersigned shareholder may revoke this proxy at any time before it is voted by filing with the Secretary of Align-Rite either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Align-Rite Special Meeting and voting in person.

          PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON SHARE CERTIFICATES.


                               ______________________________________________

                               ______________________________________________
                                             Signature(s) of Shareholder or
                                              Authorized Representative

                               Date: ________________________________________


                               Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When shares have been issued in the name of two or more persons, all should sign. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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